UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2022

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 18, 2022, Synopsys, Inc. (“Synopsys”, “we”, “our”, or “us”) issued a press release announcing the financial results of its second fiscal quarter ended April 30, 2022. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Synopsys whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The attached press release includes measures that are not in accordance with, or are an alternative for, U.S. generally accepted accounting principles (“GAAP”). The attached press release includes non-GAAP earnings per diluted share, non-GAAP net income, non-GAAP tax rate, target non-GAAP expenses, and target non-GAAP earnings per diluted share.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. While we acknowledge that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that these non-GAAP measures are valuable in analyzing our core operations as further described below. The presentation of non-GAAP financial information is not meant to be considered in isolation, superior to or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. We believe that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations through the eyes of management.

Synopsys’ management evaluates and makes decisions about our business operations primarily based on the income and costs that management believes are directly related to Synopsys’ core operations, both from a company-wide basis and on a business segment basis. For our internal budgeting and resource allocation process, and in reviewing our financial results, we use non-GAAP financial measures that exclude: (i) the amortization of acquired intangible assets; (ii) the impact of stock compensation; (iii) acquisition-related costs; (iv) restructuring charges; (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings; and (vi) the income tax effect of non-GAAP pre-tax adjustments in each case, as further described below. We also utilize an annual non-GAAP tax rate in the calculation of our non-GAAP measures, as further described below.

We use these non-GAAP financial measures in making our operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development, as well as fund infrastructure and product and market strategies. We use these measures to help us make budgeting decisions, for example, among product development expenses and research and development, sales and marketing, and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results and forecasted targets, and comparisons to competitors’ operating results.

Synopsys provides segment information, namely adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. These measures reflect how management evaluates the operating performance of its segments. In evaluating our business segments, management considers the income and costs that it believes are directly related to those segments. The items mentioned above that are excluded from non-GAAP measures are the same items that management does not allocate to the segments to evaluate their performance. Similarly, Synopsys does not allocate changes in the fair value of its non-qualified deferred compensation plan because these changes typically do not require cash settlement and they are not used by us to assess the core profitability of our business operations.

As described above, we exclude the following items from one or more of our non-GAAP measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include, among other things, contract rights, core/developed technology, trademarks, trade names, customer relationships, covenants not to compete and other intangibles related to acquisitions. We amortize the intangible assets over their economic lives. We exclude this item because such expenses are non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding (a) our core operational performance and liquidity and (b) our ability to invest in research and development and fund acquisitions and capital expenditures.

(ii) Stock compensation impact. While stock compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results and our past operating results.

(iii) Acquisition-related costs. In connection with our business combinations, we incur significant expenses which we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities, including employee severance and other exit costs, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We exclude such expenses because they are related to acquisitions and have no direct correlation to the operation of our business.

(iv) Restructuring charges. We initiate restructuring activities in order to align our costs to both our operating plans and our business strategies based on then-current economic conditions. The amounts of the restructuring activities and frequency of occurrence may vary from time to time. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs and involuntary headcount reductions as well as facilities closures. Such restructuring costs include elimination of operational redundancy and permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and not used by us when assessing the core profitability and performance of our business operations. Furthermore, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results and our past operating results.

(v) Legal matters. From time to time, we are party to legal proceedings, including tax-related matters. Legal proceedings could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies. We exclude these types of expenses or benefits because we do not believe they are reflective of the core operation of our business.

(vi) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

We adopted a three-year normalized non-GAAP tax rate of 16% for fiscal year 2019 through 2021 in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix.

Given the uncertainty surrounding corporate tax reform, we adopted an annual non-GAAP tax rate of 18% for fiscal year 2022 rather than a three-year normalized non-GAAP tax rate in calculating our non-GAAP financial measures. This annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. We re-evaluate this rate on an annual basis for any significant events that could materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate, and further consider the appropriateness of adopting a multi-year normalized non-GAAP tax rate.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated May 18, 2022 containing Synopsys, Inc.’s results of operations for its second fiscal quarter ended April 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: May 18, 2022	By:	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
General Counsel and Corporate Secretary